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                                                                  Exhibit (j)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement (PEA # 64 on Form N-1A of our report dated August 11, 2003, relating to the financial statements and financial highlights which appears in the June 30, 2003 Annual Report to Shareholders of the One Group Mutual Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 19, 2004